UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC
                                    20549





                                   FORM 8-K



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                        Date of Report: April 10, 1997


                      INVESTORS FIRST-STAGED EQUITY L.P.
            (Exact name of registrant as specified in its charter)


              DELAWARE                0-14470                36-3310965
  (State or other jurisdiction of   (Commission           (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                              Number)

                          630 Dundee Road, Suite 220
                           Northbrook, Illinois 60062
                   (Address of Principal Executive Office)


      Registrant's telephone number, including area code (847) 714-9600


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 10, 1997, Investors First-Staged Equity L.P., a Delaware limited partnership (the "Partnership"), sold three buildings and two parcels of land associated with Serramonte Plaza located in Daly City, California to an unaffiliated party, Daly City Partners, LLC, a California limited liability company. The property was sold in an effort to maximize the Partnership's return on its investment. Total cash received for the three buildings and two parcels of land was $4,778,280 and was determined primarily by reference to appraised values.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

  The Partnership has requested copies of the closing documents from the purchaser for the sale of the three buildings and two parcels of land associated with Serramonte Plaza but has not received these documents as of the date of this filing. The Partnership will file an amended 8-K to include these Exhibits when they are received.




                                  SIGNATURES


  Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         INVESTORS FIRST-STAGED EQUITY L.P.


                         By:  VMS Realty Investment II,
                              its General Partner


                         By:  JAS Realty Corporation



Date:  May 1, 1997            By:   /s/Joel A. Stone
                                    Joel A. Stone
                                    President


Date:  May 1, 1997            By:   /s/ Thomas A. Gatti
                                    Thomas A. Gatti
                                    Senior Vice President and
                                    Principal Accounting Officer